UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

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Investor Presentation March 2008 Faster Lighter Stronger

1 Lighter Stronger Faster Risks, Uncertainties and Other Factors with Respect to “Forward-Looking Statements” Certain statements contained in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements that are not of historical fact constitute “forward-looking statements” and, accordingly, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Forward Looking Statements and Risk Factors sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission. Forward-Looking Statements

2 Lighter Stronger Faster Who We Are Today Sixty years as a leader in composites industry 2007 sales of nearly $1.2 Billion, 4,000 employees Primary markets – Aerospace & Wind Energy - Sold Electronics, Ballistics, Other weaving - Reorganized to focus on Composites Global footprint – manufacturing in nine countries Improved financial position – Debt/EBITDA<2 times COMPANY OVERVIEW

3 Lighter Stronger Faster Leading positions in all our markets High barriers to entry - Sustainable competitive advantage Growing share of growing markets - Both cyclical and secular growth Demonstrated operating leverage INVESTMENT HIGHLIGHTS Hexcel Focus

Leader in Advanced Structural Materials

HEXCEL

Key RM	Technologies	Applications	Products
Acrylonitrile	Carbon Fiber	Carbon Fiber for Prepregs and Reinforcements	
Aramid Fiber Carbon Fiber Glass Fiber	Reinforcements	Reinforcement for composites (RFC)	
Aluminum Aramid Paper Carbon Fiber Glass Fiber Resins	Composites ▪Prepreg ▪Honeycomb	Prepregs and other fiber-reinforced matrix materials Honeycomb Core Block Composite panels	
Adhesives Honeycomb Prepregs	Engineered Products	Component assemblies for aerospace HexMC Parts Shaped/Machined Core	

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5 Lighter Stronger Faster 53% 25% 22% Industrial Commercial Aerospace Space & Defense Space & Defense Commercial Aerospace Industrial Sales by Market Boeing Airbus Engines/Nacelles Regional/Business Helicopters Military Aircraft Launch Vehicles Satellites Wind Energy Recreation Transportation Other Growth Rates 2004 15% 2005 14% 2006 10% 2007 12% CAGR 13% 2007 -- $1,171 million

6 Lighter Stronger Faster Industrial Applications Broad Range of Performance Applications – Wind Turbines Drive Growth $196 $227 $267 $280 $294 2003 2004 2005 2006 2007 Wind Uranium Enrichment Recreation Industrial Revenues 11% Av. Annual Growth Transportation 25%

7 Lighter Stronger Faster Space & Defense Led Aerospace to Composites Lightweight, stiff and strong Long life – no fatigue No corrosion, low toxicity Low coefficient of thermal expansion Stealth Growing Penetration of Composites Aluminum-Lithium Aluminum Carbon Fiber Composite Carbon Fiber Composite High Temp Titanium Steel Other Step Function Gain 22%

8 Lighter Stronger Faster Space & Defense - Trends Space & Defense Revenues Expected to Continue Near Historic Growth Rates Diverse Range of Applications Over 80 Active Programs Top 10 Programs: Represent less than 50% of Segment 3 Non-U.S. Military Include: Transport Aircraft Fighters Helicopters Launch Vehicles $185 $201 $220 $222 $256 2003 2004 2005 2006 2007 Growth in both U.S. and Europe Rotorcraft a major growth driver JSF, F22, A400M, UAVs Composites Rich Opportunities in satellite and launch vehicle applications Space & Defense Revenues 2008 Outlook 8-10% Historical Growth Blackhawk 22%

53%

Commercial Aerospace

HEXCEL

Largest Application for Composites

Fuselage	Wings
Empennage	Control Surfaces
Airframe	Radomes
Gear Doors	Nacelles
Engines	Thrust Reverser
Interiors	Floors

Hexcel Sales Well Balanced



Other
26%
Airbus
35%
Boeing
39%



BMI
Carbon Fiber HS & IM
Prepreg
Secondary & Primary Structure
HexMC
Septum Core
Thermoplastics
Adhesives
Floor Panels
Conductivity

Wide Range of Products Covering a Wide Range of Applications

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10 Lighter Stronger Faster Commercial Aerospace – Composites Penetration Step Change Underway with Intermediate Modulus Carbon Fiber as the Standard A380 B757 B767 5-6% A320 B777 A340 787 A350 A310 A340 -500/600 5-6% 10-15% 50+ % 23% 1980 1985 1990 1995 2000 2005 2010 2015 15% 10% 20% 50% 5% Al Titanium Composite Steel Misc. B787 14% 7% 20% 52% 7% Al / Al-Li Titanium Composite Steel Misc. A350 53% Composite Content by Weight

11 Lighter Stronger Faster Commercial Aero – Cyclical & Secular Growth Composites Penetration Allows Hexcel to Outperform Very Strong Market Nearly 7,000 planes in backlog or over 7 years based on 2007 deliveries Global growth -- US legacy carriers yet to order Secular Penetration Results in a Faster Growth Rate for Hexcel 305 320 378 434 453 281 285 290 398 441 2003 2004 2005 2006 2007 Boeing Build Airbus Build Strong Build Rate Cycle Underway driven by Global Demand 11% Average A/C Build Growth $622 $547 $470 $409 $349 2003 2004 2005 2006 2007 Backlog mix better: Twin aisles (bigger) Newer designs (more composite) Historical 5% growth adder attributed to secular moving to 10% in future years 16% Average Hexcel Commercial Aerospace Sales Growth 53%

12 Lighter Stronger Faster Capital Expenditure Requirements to Meet Growth Capex profile has changed dramatically over the years As Carbon Fiber Investments Ramp-up, Free Cash Flow will return Cash from Operations and Capex Trends $0 $50 $100 $150 $200 $250 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Capex Carbon Fiber Expansion Notional projection, actual cash and capex will depend on many factors Cash from operations

13 Lighter Stronger Faster Portfolio Sale Impact (Weaving Divestitures) We have replaced all the Operating Income from Sold Businesses Non-GAAP Measures (See Exhibits A and B) $- $20 $40 $60 $80 $100 $120 $140 2003 2004 2005 2006 2007 $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 2003 2004 2005 2006 2007 Sales ($Billions) Non-GAAP Operating Income ($Millions) Discontinued Operations

14 Lighter Stronger Faster Delivering Results Non-GAAP Measures (See Exhibit A) $- $20 $40 $60 $80 $100 $120 $140 2003 2004 2005 2006 2007 $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 2003 2004 2005 2006 2007 Sales ($Billions) Non-GAAP Operating Income ($Millions) 12% Avg Annual Growth Rate Focus on Composites Yields more Predictable Growth and Increased Operating Leverage 2008 est 2008 est 31 % Avg Annual Growth Rate

15 Lighter Stronger Faster Operating Leverage in Action A History of Execution in Good Times and Bad Cash Management Productivity - 35% - 25% - 15% -5% 5% 15% 25% Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $250 $300 $350 $400 $450 $500 $550 $600 $650 $700 $750 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Net Debt 1x 2x 3x 4x 5x 6x 7x Leverage Ratio Net Debt / EBITDA Ratio Net Debt 2001 2002 2003 2004 2005 2006 2007 2001 2002 2003 2004 2005 2006 2007 LTM Sales +24% Employees -32%

16 Lighter Stronger Faster Beyond 2008 – What could 2010 possibly look like? $0.00 $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 Sales in $ Billion 2004 Sales Base 2005 2006 2007 S&D Wind $1.7 B ? Other Industrial Boeing Airbus Other Space & Defense • C17, F22 Future? • A400M Delays? • V-22 Success? • Helicopter Dynamics? • JSF? Wind Energy • Capacity? • Prepreg vs Infusion? • Growth Rate? • Customer Share? Other Industrial • Base Growth? • Will USEC Succeed? • Another 2nd Wind? Commercial Aero • A380/B787 Ramp-up? • Other Build Rates? • New Products? • A350 Impact? 2010 Growth in all Segments --- 14% CAGR a Reasonable Expectation

Faster Lighter Stronger www.hexcel.com

18 Lighter Stronger Faster Exhibit A Non-GAAP Measures – See Exhibit B for Reconciliation 2003 to 2007 Operating Leverage (1) $ millions 2003 2004 04 vs. 03 2005 05 vs. 04 2006 06 vs. 05 2007 07 vs. 06 B/(W) B/(W) B/(W) B/(W) Sales 730.0 $ 837.0 $ 107.0 $ 957.6 $ 120.6 $ 1,049.5 $ 91.9 $ 1,171.1 $ 121.6 $ Gross Margin 152.6 189.1 36.5 224.2 35.1 248.5 24.3 283.0 34.5 % Gross Margin 20.9% 22.6% 34.1% 23.4% 29.1% 23.7% 26.4% 24.2% 28.4% Adj. Operating Income (2) 45.1 65.2 20.1 101.8 36.6 114.5 12.7 134.8 20.3 % Adj . Operating Income 6.2% 7.8% 18.8% 10.6% 30.3% 10.9% 13.8% 11.5% 16.7% Net Income (16.6) 15.0 31.6 131.7 116.7 64.9 (66.8) 63.3 (1.6) Memo: R&T expenses 19.4 23.0 (3.6) 24.8 (1.8) 29.7 (4.9) 34.2 (4.5) (1) All amounts shown are for continuing operations (2) See Exhibit B for details of items excluded in computation of Operating Income

Exhibit B

HEXCEL

Reconciliation of GAAP and Non-GAAP Measures

	Fiscal Year Ending December 31				
$ millions	2003	2004	2005	2006	2007
GAAP Operating Income [1]	$ 46.8	$ 62.1	$ 84.3	$ 103.4	$ 114.9
Business Consol & Restructuring Exp.	3.9	2.5	2.9	9.9	7.3
Litigation Settlements/Legal Fees	-	7.0	18.4	-	-
Gain on Sale of Assets	(2.2)	(4.0)	(1.4)	-	-
FAS 123R Expense [2]	(3.4)	(3.5)	(3.4)	-	-
Transaction Costs [3]	-	1.1	1.0	1.2	-
Other Operating Expense [4]	-	-	-	-	12.6
Non-GAAP Operating Income	$ 45.1	$ 65.2	$ 101.8	$ 114.5	$ 134.8
Non-GAAP Operating Income % of sales	*6.2%*	*7.8%*	*10.6%*	*10.9%*	*11.5%*

Note: (1) Excludes Architectural and EBGI businesses as now classified as discontinued operations

(2) The Company adopted FAS 123R as of January 1, 2006. Prior years have been adjusted to reflect stock compensation expense as if it was adopted on January 1, 2003.

(3) Costs for secondary filing.

(4) Other operating expenses include $9.4m of expense related to partial settlement of US Pension and $3.2m associated with the impairment of purchased technology and fixed assets.

Reconciles Non-GAAP Measures in Exhibit A

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20 Lighter Stronger Faster Hexcel Corporation (the "Company") and its directors, its executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company's 2008 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with this solicitation of proxies for the Annual Meeting (the "2008 Proxy Statement"). Information regarding the names of the directors, the executive officers and certain employees of the Company and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement relating to the 2007 annual meeting of stockholders, which may be obtained free of charge at the SEC's website at http://www.sec.gov. Additional information regarding the interests of such potential participants will be included in the 2008 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Promptly after filing its definitive 2008 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2008 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ THE 2008 PROXY STATEMENT (INCLUDING ANY AMENDMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2008 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website at http://www.sec.gov or by contacting Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, (203) 969-0666.